UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

Boundless Bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41989	83-0751369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9880 Campus Point Drive, Suite 120,
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 766-9912

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BOLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2024, the compensation committee of the board of directors of Boundless Bio, Inc. (the “Company”) approved an option repricing (the “Repricing”) of the outstanding stock options held by certain employees, including our named executive officers. As permitted under the terms of the Company’s equity plans, the exercise price of each outstanding stock option with an exercise price per share of $3.71 or greater held by those employees eligible for the Repricing was reduced to $3.56 per share, the closing price of our common stock on August 19, 2024. The compensation committee approved the Repricing in order to retain and motivate key contributors of the Company without incurring the dilution resulting from significant additional equity grants to our employees or significant additional cash expenditures resulting from additional cash compensation.

An employee’s ability to exercise a repriced option at the new, reduced exercise price is subject to the satisfaction of a service condition through the “Premium End Date” (as defined below). If, prior to the Premium End Date, a repriced option is exercised or an employee’s employment terminates for any reason other than a Qualifying Termination (as defined below), the original exercise price per share of the repriced option will continue to apply. The “Premium End Date” means the earliest of: (i) August 19, 2026, (ii) the date immediately prior to the closing of a change in control, or (iii) the date of the employee’s Qualifying Termination. A “Qualifying Termination” includes (a) the involuntary termination of the employee’s employment by the Company due to a reduction in force (and other than for cause), subject to the employee’s execution of an effective general release of claims, or (b) the employee’s termination due to death or disability. Except for the reduction in the exercise prices of the repriced options as described above, the repriced options retain their existing terms.

The Company’s named executive officers hold the following aggregate number of repriced options: Zachary D. Hornby, our President and Chief Executive Officer: 1,147,242 repriced options, with original exercise prices ranging from $4.10 to $16.00; Klaus Wagner, M.D., Ph.D., Chief Medical Officer: 316,893 repriced options, with original exercise prices ranging from $4.10 to $16.00; and Chris Hassig, Ph.D., Chief Scientific Officer: 292,821 repriced options, with original exercise prices ranging from $3.71 to $16.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOUNDLESS BIO, INC.

Date:	August 20, 2024	By:	/s/ Jessica Oien
Name: Jessica Oien Title: Chief Legal Officer and Corporate Secretary